[SBL LOGO]
SECURITY BENEFIT LIFE
INSURANCE COMPANY ("SBL")
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Member of The Security                                 700 SW Harrison St.
Benefit Group of Companies                             Topeka, Kansas 66636-0001

                                VARIABLE ANNUITY
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1.   TYPE OF ANNUITY CONTRACT

     [_] Non Qualified          [_] 408A ROTH IRA
     [_] 403(b) TSA
     [_] 408 IRA                CONTRIBUTION YEAR __________

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2.   ANNUITANT

________________________________________________________________________________
First                                  MI            Last

________________________________________________________________________________
Street Address                                       APT

________________________________________________________________________________
City                                 State           Zip

___________________________        [_] MALE          ___________________________
Date of Birth                      [_] FEMALE                    SSN

________________________________________________________________________________
Telephone                            E-mail

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3.   OWNER (APPLICANT)

________________________________________________________________________________
First                                  MI            Last

________________________________________________________________________________
Street Address                                       APT

________________________________________________________________________________
City                                 State           Zip

___________________________        [_] MALE          ___________________________
Date of Birth                      [_] FEMALE                    SSN

________________________________________________________________________________
Telephone                            E-mail

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4.   JOINT OWNER

________________________________________________________________________________
First                                  MI            Last

________________________________________________________________________________
Street Address                                       APT

________________________________________________________________________________
City                                 State           Zip

___________________________        [_] MALE          ___________________________
Date of Birth                      [_] FEMALE                    SSN

________________________________________________________________________________
Telephone                            E-mail

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5.   PRIMARY BENEFICIARY(IES)

     Name                      DOB               Relationship to Owner        %

1.   ___________________________________________________________________________

2.   ___________________________________________________________________________

3.   ___________________________________________________________________________

4.   ___________________________________________________________________________

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6.   CONTINGENT BENEFICIARY(IES)

     Name                      DOB               Relationship to Owner        %

1.   ___________________________________________________________________________

2.   ___________________________________________________________________________

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7.   ALLOCATION OF PURCHASE PAYMENTS

     Small Cap Growth                             _____%
     Small Cap Value                              _____%
     Technology                                   _____%
     International                                _____%
     Global                                       _____%
     Mid Cap Growth                               _____%
     Mid Cap Value                                _____%
     Social Awareness                             _____%
     Select 25                                    _____%
     Capital Growth                               _____%
     Enhanced Index                               _____%
     Large Cap Growth                             _____%
     Equity                                       _____%
     Main Street Growth and Income(R)             _____%
     Large Cap Value                              _____%
     Global Total Return                          _____%
     Equity Income                                _____%
     Managed Asset Allocation                     _____%
     Global Strategic Income                      _____%
     High Yield                                   _____%
     Diversified Income                           _____%
     Money Market                                 _____%
     Fixed Account                                _____%
                                                   100%
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8.   BILLING INFORMATION

     [_]  Salary Savings:

          Annualized Contribution $_____________________
          Bill Number __________________________________
          Employer Name ________________________________________________________

     [_]  Secur-O-Matic Bank Draft  [_]  Checking  [_]  Savings

          Payment Amount $_____________________  Draft Day _____________________

          Frequency:      Monthly   [_]      Semi-Annual [_]
                          Quarterly [_]      Annual      [_]

     Bank Name__________________________________________________________________

     Bank Address_______________________________________________________________

     Account Number_____________________________________________________________

     Routing Transit Number_____________________________________________________

     I hereby authorize SBL to make withdrawals from my account maintained at the Bank. I authorize the Bank to charge my account for any withdrawals made by SBL for this purpose. This authority remains in effect until I revoke it in writing, and SBL and the Bank actually receive such notice.

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9.   REPLACEMENT

     Will this proposed contract replace or change any existing annuity or insurance policy? [_] No [_] Yes If yes, please list company and policy number ____________________________________________________________________

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10.  OPTIONAL RIDERS

     INCOME RIDER

     [_] Guaranteed Minimum Income Benefit*
         [_] 3%  [_] 5%

     COMBINATION RIDER
     [_] Combination Annual Stepped Up and Guaranteed Growth at 5% Death Benefit*

     CREDIT ENHANCEMENT RIDER
     [_] 3%  [_] 4%  [_] 5%

     DEATH BENEFIT RIDER
     [_] Annual Stepped Up Death Benefit

     [_] Guaranteed Growth Death Benefit*
         [_] 3%  [_] 5%  [_] 6%  [_] 7%

     SURRENDER CHARGE WAIVERS
     [_] Nursing Home, Terminal Illness, Disability

     *The maximum rate under the riders for Contract Value in the Money Market or Fixed Account is 4%. If you select a rate of 5%, 6% or 7%, those Accounts will default to a rate of 4%.

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11.  ELECTRONIC TRANSFER PRIVILEGE

     [_] If you do not wish to authorize Electronic Transfers, you must check this box. SBL will make transfers, account changes, and effect various other transactions based on instructions received via telephone, Internet, or other available electronic means.

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12.  STATEMENT OF UNDERSTANDING

     I have been given a current prospectus that describes the contract for which I am applying and a current prospectus for the funds which underlie each Subaccount above. If my annuity contract qualifies under section 403(b), I declare that I know: (1) the limits on redemption imposed by
     Section 403(b)(11) of the Internal Revenue Code; and (2) the investment choices available under my employer's Section 403(b) plan to which I may elect to transfer my account balance. I KNOW THAT ANNUITY PAYMENTS AND WITHDRAWAL VALUES, IF ANY, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS ARE VARIABLE AND DOLLAR AMOUNTS ARE NOT GUARANTEED. The amount paid and the application must be acceptable to SBL under its rules and practices. If they are, the contract applied for will be in effect on the Contract Date. If they are not, SBL will be liable only for the return of the amount paid.

     [_] Check this box to receive a Statement of Additional Information.

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13.  TAX IDENTIFICATION NUMBER CERTIFICATION

     Under penalties of perjury I certify that (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding.**

     THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

     ___________________________________________________________________________
     SIGNATURE OF OWNER      SIGNED AT (CITY-STATE)      DATE:  MONTH  DAY  YEAR

     ________________________
     SIGNATURE OF JOINT OWNER

     **You must  cross out item (2) above if you have been  notified  by the IRS that you are currently subject to backup withholding because of underreporting of interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct Tax Identification Number.

================================================================================
14.  REGISTERED REPRESENTATIVE/DEALER INFORMATION

     Representative's Statement - to the best of my knowledge, this application is not involved in the replacement of any life insurance or annuity contract, as defined in applicable Insurance Department Regulations, except as stated in question 9 above. I have complied with the requirements for disclosure and/or replacement.

     ___________________________________________________________________________
     SIGNATURE OF REPRESENTATIVE          PRINT NAME OF REP           REP NUMBER

     ___________________________________________________________________________
     PRINT NAME OF BROKER/DEALER       TELEPHONE       BROKERAGE       BROKERAGE
                                        NUMBER         ACCOUNT #        GROUP #
================================================================================
For Company Representative's Use Only:  Option:  [_] A  [_] B  [_] C  [_] D

[SBL LOGO]
SECURITY BENEFIT LIFE
INSURANCE COMPANY ("SBL")
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VARIABLE ANNUITY APPLICATION


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                                STATE DISCLOSURES
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ALL JURISDICTIONS EXCEPT AR, AZ, CT, DC, FL, KS, KY, LA, ME, MN, NJ, NM, OH, OK,
PA, TX, VA AND WA.

Any person who, with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

NEW JERSEY ONLY

Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

OKLAHOMA ONLY

WARNING: Any person who knowingly and with intent to injure, defraud or deceive any insurer, makes a claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of insurance fraud.

WASHINGTON ONLY

Any person who knowingly presents a false or fraudulent claim for the payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

AR, DC, KY, ME, NM, OH AND PA ONLY

Any person who, knowingly and with intent to defraud any Insurance company or other person, files an application for insurance or statement of claim containing materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

CONNECTICUT AND TEXAS ONLY

Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud, as determined by a court of competent jurisdiction.

LOUISIANA ONLY

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinements in prison.

ARIZONA, FLORIDA AND MINNESOTA ONLY

Do Not Use this form. Use state specific form.
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V9493 (R10-00)                                                      15-949300-00